UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2006

DRESSER, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32372	75-2795365
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15455 Dallas Parkway, Suite 1100

Addison, Texas 75001

(Address of Principal Executive Offices)

(972) 361-9800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Item 3.03. Material Modification to Rights of Security Holders

On October 6, 2006, Dresser, Inc. (the “Company”) and certain of its affiliates entered into a Seventh Supplemental Indenture with U.S. Bank National Association, as successor trustee, relating to the Indenture, dated as of April 10, 2001, as previously supplemented, governing the Company’s 9 3/8% Senior Subordinated Notes due 2011 (the “Notes”). The Seventh Supplemental Indenture was signed after obtaining the requisite number of consents pursuant to the Company’s previously announced solicitation of consents from the holders of the Notes.

As a result of the amendments included in the Seventh Supplemental Indenture, substantially all of the restrictive covenants contained in the Indenture will be eliminated and certain other provisions will be modified. The amendments will not become operative until the Company has accepted for purchase all Notes validly tendered, and not withdrawn, in the related tender offer, which is subject to certain conditions.

Additional details regarding the amendments and the tender offer are contained in the Company’s Offer to Purchase and Consent Solicitation Statement dated September 25, 2006, which was reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 26, 2006.

A copy of the Seventh Supplemental Indenture is attached hereto as Exhibit 4.1. The related press release announcing the results of the consent solicitation is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

4.1	Seventh Supplemental Indenture, dated October 6, 2006.

99.1	Press Release, dated October 9, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2006	Dresser, Inc.

/s/ ROBERT D. WOLTIL
Robert D. Woltil Senior Vice President and Chief Financial Officer

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Index of Exhibits

Exhibit No.	Description
4.1	Seventh Supplemental Indenture, dated October 6, 2006.

99.1	Press Release, dated October 9, 2006.

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